EXHIBIT 99.1


 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF
            IKON RECEIVABLES, LLC PURSUANT TO 18 U.S.C. SECTION 1850
            --------------------------------------------------------

We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of IKON Receivables, LLC for the period ending March 31, 2003:

(1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Receivables, LLC.


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

/s/ Russell S. Slack                                 /s/ Harry G. Kozee
--------------------                                 ------------------
Russell S. Slack                                     Harry G. Kozee
President (Principal Executive Officer)              Vice President - Finance (Principal Financial Officer)
May 15, 2003                                         May 15, 2003

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